LOAN AGREEMENT

This Loan Agreement dated March 31, 2010 by and between Mr. Dejun Zou and Ms. Jianping Qiu, with their address at 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, China 116100 (the "Borrowers") and RINO International Corporation, a Nevada corporation with its address at 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, China 116100 (the "Lender").

WITNESSETH

WHEREAS, the Lender has provided a loan to the Borrowers in the amount of Three Million Five Thousand dollars ($3,500,000.00) on December 7, 2009.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

SECTION 1.  DEFINITIONS

1.1.        Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

"Collateral" shall be the property described in the Deed of Trust.

"Default" shall mean any of the events specified in Section 7.1 hereof, whether or not any requirement for the giving of notice or the lapse of time or both has been satisfied.

"Event of Default" shall mean any of the events specified in Section 7.1 hereof.

"Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

"Loan" shall mean the amount of monies borrowed by Borrowers from Lender under Section 2.1 hereof.

"Loan Agreement" shall mean this Loan Agreement including all Exhibits hereto as amended or supplemented from time to time.

"Loan Documents" shall mean collectively, this Loan Agreement, the Note, and the Deed of Trust, and all other agreements, documents, instruments or certificates delivered in connection with the Loan Agreement.

"Note" shall mean the secured promissory note described in Section 2.1 hereof and attached hereto as Exhibit 2.1 or any promissory note issued in exchange therefor.

"Obligations" shall mean all obligations and liabilities of the Borrowers to Lender whether now or hereafter existing, including but not limited to under the Loan Documents.

"Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Deed of Trust" shall mean the Deed of Trust attached hereto as Exhibit 4.1.

1.2.         Use of Defined Terms.  All terms defined in this Loan Agreement shall have such defined meanings when used (without definition) in the Note, the Deed of Trust, certificates or other documents made or delivered pursuant to this Loan Agreement.

1.3          Lender's Discretion. Whenever the terms "satisfactory to," "determined by," "acceptable to," "shall elect," "shall request," or similar terms are used in this Loan Agreement or any of the other Loan Documents to apply to Lender, except as otherwise specifically provided herein or therein, such terms shall mean satisfactory to, at the election of, determined by, acceptable to, or requested by, as applicable, Lender, in its sole discretion.

1.4.
Statements as to Knowledge.  Any statements, representations or warranties which are based upon the knowledge of the Borrowers shall be deemed to have been made after due inquiry with respect to the matter in question but without Borrowers being required to seek an opinion of counsel with respect thereto.

SECTION 2.  AMOUNT AND TERMS OF LOAN

2.1         Loan.  Subject at all times to all of the terms and conditions of this Loan Agreement, the Lender agrees to advance to Borrowers the sum of Three Million Five Hundred Thousand dollars ($3,500,000.00) which sum is hereby acknowledged to have been delivered to the account of the Borrowers. Such Loan is to be evidenced by the Note in the format of Exhibit 2.1 attached hereto and shall have a term commencing on December 7, 2009 (the “Issuance Date”) and terminating on May 10, 2010 (the "Maturity Date" or "Maturity"). The Note may be prepaid at any time before the Maturity Date with no less than five (5) days notice to Lender.

2.2.        Fees and Interest.

(a)         The Borrowers shall pay to the Lender interest on the unpaid principal amount of the Loan, for the period commencing on the Issuance Date until such Loan is paid in full at a rate per annum equal to 5.25%.

(b)         Interest defined in Section 2.2(a) shall be computed on the basis of a 360-day year for the actual number of days elapsed, shall be due and payable on the Maturity Date.

(c)
In the event that Borrowers fails to timely pay any interest or principal hereunder when due or upon the occurrence of any Event of Default (hereinafter defined) hereunder, such unpaid principal or interest shall accrue interest thereafter at a rate per annum equal to three percent (3%) above the rate otherwise applicable thereto (the "Post-Default Rate") and shall be payable on demand.

              (d)           Intentionally deleted.

2.3.         Principal Payment. Principal payment on account of the Note shall be on May 10, 2010. The amount of the principal payment shall equal the amount of Borrowers' Obligations to Lender then outstanding on the Maturity Date.

2.4.         Application of Payments. Any funds received from or on behalf of the Borrowers (whether pursuant to any of the terms and provisions of the Note or otherwise) by Lender shall be applied to the following items in the following manner:

(i)           the payment to or reimbursement of Lender for any fees and expenses for which it is entitled to be paid or reimbursed pursuant to any of the provisions of the Loan Documents;

(ii)	the payment of any accrued and unpaid interest of the Note; and

(iii)	for such use as the Lender may elect, in accordance with this Agreement.

2.6.        Closing. The execution and delivery of the Loan Documents (the “Closing” or the “Closing Date”).

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF BORROWERS

Borrowers represent and warrant to Lender that:

3.1         No Liens or Restrictions. The Collateral is so owned as of the date of this Loan Agreement by the Borrowers, free and clear of any Lien.

3.2         Consents.  This Loan Agreement and all the other Loan Documents executed by and to be executed by Borrowers constitute valid and binding obligations of Borrowers enforceable in accordance with their respective terms.  To the Borrowers' knowledge, no consent of any other party and no consent, license, approval, or authorization of any governmental authority is required in connection with the borrowing by Borrowers hereunder, the execution, delivery, and performance of this Loan Agreement, and any of the other Loan Documents executed or to be executed in connection herewith.

3.3         No Conflicts.  The borrowing by the Borrowers hereunder and the execution and delivery by the Borrowers of this Loan Agreement and other Loan Documents executed and to be executed by Borrowers, do not conflict with or result in the breach of any agreement, mortgage or similar instrument under which Borrowers or any of his properties are bound, or, to Borrowers' knowledge, any law, rule, or regulation of any governmental agency applicable to them or said properties.

3.4         Litigation.  There is no action or proceeding pending or, to the knowledge of Borrowers, contemplated or threatened against Borrowers before or by any court, arbitrator, grand jury or administrative agency, any governmental authority, bureau, agency, or instrumentality which might reasonably foreseeable result in a material adverse change in the financial condition of Borrowers.

3.5         No Defaults.  Borrowers are not in default in the payment or performance of any of his obligations or in the performance of any contract, agreement or other instrument to which they are a party or by which any of their assets or properties may be bound.

SECTION 4.  CONDITIONS TO LENDER'S OBLIGATIONS

The obligation of the Lender to make the Loan is subject to the satisfaction of the following conditions precedent (to the satisfaction of the Lender):

4.1         Pledge.  The Borrowers shall have delivered to the Lender:

a.	the Note, in the form of Exhibit 2.1 attached hereto, duly executed by the Borrowers; and

b.	the Deed of Trust, in the form of Exhibit 4.1 attached hereto, duly executed by the Borrowers,

4.2         Legal Matters.  All matters and all documentation and other instruments in connection with the Loan shall be satisfactory in form and substance to Lender and its counsel, and counsel to Lender shall have received copies of all documents which it may reasonably request in connection with the Loan.

4.3         Regulations.  The making of the Loan by Lender to Borrowers and the other transactions contemplated hereby, including but not limited to the execution, delivery and performance of the Deed of Trust shall be in compliance with applicable laws and government regulations imposed upon Lender and the Borrowers.

4.4         Intentionally deleted.

4.5         No Judgment and Litigation.  Lender shall have received evidence that (i) there exists no judgment, order, injunction or other restraint issued or filed which prohibits the making of the Loan or the consummation of the other transactions contemplated hereby, and (ii) no action, suit, litigation or similar proceeding at law or in equity by or before any court, governmental authority, or agency exists or is threatened with respect to the transactions contemplated hereby.

SECTION 5.  AFFIRMATIVE COVENANTS

Borrowers hereby covenants that, so long as any of the Obligations remains outstanding and unpaid, Borrowers shall, unless otherwise consented to in writing by Lender:

5.1         Notices.  Promptly give notice in writing to Lender of (a) the occurrence of any Default or Event of Default under this Loan Agreement or any other Loan Document or (b) of any default whether or not any requirement for the giving of notice or the lapse of time or both has been satisfied under any instrument or agreement of Borrowers which could have a materially adverse effect on the Collateral.

5.2         Notice of Litigation and Other Matters.  Promptly upon learning of (a) the institution of any investigation or proceeding by any governmental authority or agency; or (b) any action, suit, proceeding which names as a party or may effect the Borrowers involving individually amounts greater than $1,000,000 and in the aggregate greater than $3,000,000, Borrowers shall give notice to the Lender of any of the foregoing events describing the substance and status of the matter involved.

SECTION 6.  NEGATIVE COVENANTS

Borrowers covenants that so long as any of the Obligations remains outstanding and unpaid, the Borrowers shall not without Lender's express prior written consent, create, assume or suffer to exist any Lien of any kind upon any of the Collateral, except for liens and security interests in favor of Lender.

SECTION 7.  EVENTS OF DEFAULT AND REMEDIES

7.1         Events of Default.  An "Event of Default" shall exist if any one or more of the following shall occur:

(a)           Failure by Borrowers to pay the principal of the Note within ten business days of the date when due, whether on the date fixed for payment or by acceleration or otherwise, or the failure by Borrowers to pay any interest defined in Section 2.2. hereof within ten business days of the date such interest becomes due; or

(b)           If any representation or warranty made by Borrowers in this Loan Agreement or in any certificate or statement furnished at the time of Closing or pursuant to this Loan Agreement or any other Loan Document shall prove to have been knowingly untrue or misleading in any material respect at the time made; or

(c)           Default by Borrowers in the performance or observance of any covenant or agreement contained in this Loan Agreement or default in any other Loan Document which is not cured within any applicable grace period for therein, if any; or

(d)           A final judgment for the payment of money in excess of $3,000,000 shall be rendered against Borrowers, and such judgment shall remain undischarged for a period of sixty days from the date of entry thereof unless within such sixty day period such judgment shall be stayed, and appeal taken therefrom and the execution thereon stayed during such appeal; or

(e)           If the Borrowers shall default in respect of any evidence of indebtedness or under any agreement under which any notes or other evidence of indebtedness of Borrowers are issued, if the effect thereof is to cause, or permit the holder or holders thereof to cause, such obligation or obligations in an amount in excess of $3,000,000 in the aggregate to become due prior to its or their stated maturity or to permit to acceleration thereof; or

(f)            If an Event of Default under the Deed of Trust of even date herewith shall occur and any grace period provided for therein shall have expired; or

(g)           If Borrowers shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of their properties, or any such official is placed in control of such properties, or Borrowers admit in writing their inability to pay their debts as they mature, or the Borrowers shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to the Borrowers or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or other relief with respect to them or their debts; or

(h)           There shall be commenced against Borrowers any action or proceeding of the nature referred to in subsection (g) of this Section 7.1, or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Borrowers, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days; or

(i)            The Deed of Trust shall cease at any time after its execution and delivery and for any reason to create a valid and perfected first priority security interest in and to the property subject thereto or the validity or priority of such security interest shall be contested by Borrowers or by any other Person; or any of the other Loan Documents shall at any time after their execution and delivery for any reason cease to be in full force and effect or shall be declared null or void, or the validity or enforceability thereof shall be contested by Borrowers or by any other Person; or

7.2         Rights. Upon the occurrence of an Event of Default, specified in Subsections 7.1(g) or 7.1(h), the Note, together with any accrued and unpaid interest thereon, shall be immediately due and payable without notice or demand. Upon the occurrence of an Event of Default other than those specified in Subsections 7.1(g) and 7.1(h), Lender may declare, at its option, so long as the Event of Default is continuing at the time notice thereof is given and any applicable grace period has expired, upon five calendar days notice or demand, the Note to be immediately due and payable.  In any case, the Note shall become due and payable without presentment, demand or protest, all of which are hereby expressly waived.

At any time after the date first above written, Lender shall thereupon have the rights, benefits, and remedies afforded to it under any of the Loan Documents with respect to the Collateral and may take, use, sell or otherwise, encumber or dispose of the Collateral as if it were the Lender’s own property. Borrowers agrees that Lender may or may not proceed, as it determines in its sole discretion, with any or all other rights, benefits, and remedies which it may have against Borrowers.

Anything herein to the contrary notwithstanding, (but except as provided below), the Lender agrees, for itself, its representatives, successors, endorsees and assigns, that: the Lender (and any such representative, successor, endorsee or assignee) shall look to the property encumbered by the Deed of Trust and/or the other instruments of security that secure the Note for payment of the Obligations, and will not make any claim or institute any action or proceeding against the Borrowers (or any representatives, successors, assigns or affiliates of the Borrowers) for any deficiency remaining after collection upon the Collateral. Provided, however, and notwithstanding the foregoing, the Borrowers are and will remain personally liable for any deficiency remaining after collection of the pledged collateral to the extent of any loss suffered by Lender, or its representatives, successors, endorsees or assigns, if such loss is caused by Borrowers based in whole or in part upon:

(i)           Damages arising from any fraud, misrepresentations or the breach of any covenant or agreement; and/or

(ii)          Damage to the pledged collateral resulting from gross negligence or intentional acts; and/or

(iii)         Failure to pay taxes or other property-related liens; and/or

(iv)         Damages arising from the failure to comply with any and all laws.

SECTION 8.  MISCELLANEOUS

8.1.        Redelivery of Collateral. Lender agrees that, within three business days of Borrowers’ full payment of the Obligations, to return the Collateral to Borrowers at the address specified herein for the giving of notices or to such other person and address as Borrowers specifies in writing to Lender.

8.2         Notices.  All notices, requests or other communications to either of the parties by the other shall be in writing and shall be deemed duly given on the earlier of the date the same is delivered in person or when deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, as follows:

If to Lender:

RINO International Corporation
11 Youquan Road, Zhanqian Street,
Jinzhou District, Dalian, China 116100

If to the Borrowers:

Mr. Dejun Zou and Ms. Jianping Qiu
11 Youquan Road, Zhanqian Street,
Jinzhou District, Dalian, China 116100

Either party may designate by notice in writing to the other a new address to which notices, requests and other communications hereunder shall be given.

8.3         Construction. This Loan Agreement, the Note and all instruments or agreements delivered hereunder shall be governed by and construed in accordance with the laws of the State of New York, excluding therefrom any principles of conflicts of laws.  If any of the provisions of this Loan Agreement shall be or become illegal or unenforceable under any law, the other provisions shall remain in full force and effect.

8.4         Further Assurances. Borrowers hereby agrees to execute and deliver such further instruments and documents as may be reasonably requested by Lender in order to carry out fully the intent and accomplish the purposes of this Loan Agreement and the transactions referred to herein. Borrowers agrees to take any action which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by this Loan Agreement and each other agreement, instrument and document delivered to Lender in connection herewith, including specifically, at Borrowers' own cost and expense, the use of its best efforts to assist in obtaining consent of any government agency or self-regulatory organization for an action or transaction contemplated by this Loan Agreement which is then required by law.

8.5         Survival of Agreements. Except as herein provided, all agreements, representations and warranties made herein and in any certificate delivered pursuant hereto, shall survive the execution and delivery of this Loan Agreement and the Note, and shall continue in full force and effect until the indebtedness of Borrowers under the Note and all other Obligations have been paid in full.
8.6         Entire Agreement. This Loan Agreement and Other Loan Documents contain the entire agreement between the parties hereto and may be amended, changed or terminated only by an instrument in writing signed by the parties hereto.

8.7         Waivers. No failure to exercise and no delay in exercising, on the part of Lender, any right, power or privilege under this Loan Agreement or under the Note, or any agreement or instrument delivered to Lender hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No waiver of any provision of this Loan Agreement, the Deed of Trust or the Note or any agreement or instrument delivered hereunder shall be effective unless executed by Lender and any such waiver shall not constitute a waiver in the future of any of the provisions of any of the foregoing documents, except as may be specifically provided in any such waiver. No notice to Borrowers from Lender shall entitle Borrowers to any other or further notice in any circumstance unless expressly provided for in such notice or this Loan Agreement.  No course of dealing between Borrowers and Lender shall operate as a waiver of any of the rights of Lender under this Loan Agreement.

8.8         Gender and Number. Unless the context otherwise requires, when used herein, the singular includes the plural, and vice-versa, and the masculine includes the feminine and neuter, and vice-versa.

8.9         Captions. Captions used herein are inserted for convenience only and shall not be given any legal effect.

8.10       Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

8.11       Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns except that the rights and obligations of Borrowers hereunder may not be assigned or transferred in any respect.  The provisions of this Loan Agreement are intended to be for the benefit of any holder, from time to time, of the Note and shall be enforceable by any such holder, whether or not an expressed assignment to such holder of rights under this Loan Agreement has been made by Lender or its successors or assigns.

8.12       Confidentiality. This Loan Agreement and the other Loan Documents are to be kept confidential and are not to be reproduced in any manner whosoever for Persons other than the parties hereto. Each Party agrees not to circumvent the legitimate interests of the other party and to maintain this transaction in strict confidentiality. Each party agrees to maintain the confidentiality of any trade secrets, techniques, and contracts and contacts of the other party. Each party agrees not to engage in unauthorized communications (i.e. telephone calls, written inquiries, etc.) with the other party’s banks, insurers, contracting parties and contacts.

8.13       Consent to Jurisdiction: Venue; Jury Trial Waiver.  Borrowers hereby consents to the jurisdiction of the courts of the State of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of any of Borrowers' obligations under or with respect to this Loan Agreement, and expressly waives any and all objections Borrowers may have as to venue in any of such courts.  In addition, Borrowers consents to the service of process by United States certified or registered mail, return receipt request, addressed to Borrowers at the address provided herein.  Borrowers also, to the extent permitted by law, waives trial by jury in any action brought on or with respect to this Loan Agreement and agrees that in the event this Loan Agreement shall be successfully enforced by suit or otherwise, Borrowers will reimburse the holder or holders of the Obligations, upon demand, for all reasonable expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and expenses.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

Borrowers:

Mr. Dejun Zou

Ms. Jianping Qiu

Lender:

By:
For:	RINO International Corporation

IT IS SPECIFICALLY AGREED AND UNDERSTOOD THAT THE TRANSMITTAL OF THIS LOAN AGREEMENT DOES NOT CONSTITUTE AN OFFER BY THE PROPOSED LENDER AND THAT THE PROPOSED LOAN AGREEMENT SHALL NOT BE BINDING UPON THE PROPOSED LENDER UNLESS ACTUALLY SIGNED BY THE LENDER. MOREOVER, IT IS SPECIFICALLY AGREED THAT THE ENCLOSED DOES NOT REPRESENT A NOTE OR MEMORANDUM OF AGREEMENT UNTIL EXECUTED AND PERFORMED. THE LENDER SHALL BE UNDER NO OBLIGATION TO PROCEED WITH THE CONSUMMATION OF THIS TRANSACTION.

EXHIBIT 2.1

SECURED PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR THE DEBTOR SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE DEBTOR, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT OR UNLESS SOLD PURSUANT TO, AND IN ACCORDANCE WITH, RULE 144 OR RULE 144A UNDER THE ACT OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS.

SECURED PROMISSORY NOTE

$3,500,000.00

Issue Date:   March 31, 2010

FOR VALUE RECEIVED, Mr. Dejun Zou and Ms. Jianping Qiu (collectively referred to as the "Debtor") hereby promises to pay in accordance with the provisions hereof to the order of RINO International Corporation, a Nevada corporation or its successors, assigns and legal representatives (the "Holder"), at 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, China 116100, or at such other location as the Holder may designate from time to time, the aggregate principal sum of Three Million Five Hundred Thousand ($3,500,000.00) Dollars, in lawful money of the United States of America, together with interest thereon at a rate per annum equal to 5.25% (the "Interest Rate"). This Note is issued pursuant to that certain Loan Agreement by and between the Debtor and the Holder, and the Holder and this Note are subject to the terms and entitled to the benefits of the Loan Agreement. The terms used in this Note that are not defined herein, shall have the meaning as set forth in the Loan Agreement.

1.            Maturity.

(a)           Unless prepaid by the Debtor in accordance with Section 4 hereof, the Note shall mature on May 10, 2010 (the “Maturity Date”).  On the Maturity Date, unless otherwise prepaid in accordance with the provisions hereof, all outstanding principal and any accrued and unpaid interest due and owing on the Note shall be immediately paid by the Debtor.

(b)           Intentionally deleted.

2.            Calculation and Payment of Interest.

(a)           The Note shall bear interest ("Interest") at a rate equal to 5.25%  per annum on a 360-day year (the "Interest Rate"). To the extent unpaid, Interest shall accrue on all outstanding principal until all amounts owed under the Note shall be fully repaid and shall be payable in full on the Maturity Date.

(b)           Intentionally deleted.

(c)           All payments to be made by the Debtor hereunder or pursuant to the Note shall be made, without setoff or counterclaim, in lawful money of the United States or the equivalence of Chinese Yuan (Renminbi) and in immediately available funds.

3.            Prepayment.

(a)           Voluntary Prepayment.  All or any portion of the Note (along with all interest accrued and the Applicable Accrued Value) may be prepaid by the Debtor on or after the fifth (5th) business day upon giving notice to Holder (the "Prepayment Date") in accordance with Section 16 of this Note of the Debtor's intent to prepay the Note.

(b)           Intentionally deleted.

4.            Covenants.  The Debtor agrees that, so long as any amount payable under the Note as defined in the Loan Agreement, remains unpaid, it will not without the prior written consent of the Holder:

(a)           Intentionally deleted;

(b)           create, incur, assume or suffer to exist any lien, claim, pledge, charge, security interest or encumbrance of any kind ("Liens") on any asset or property secured by the Deed of Trust; or

(c)           Intentionally deleted.

(d)           Notwithstanding anything to the contrary in this Note, the Debtor can create, incur, guarantee, issue, assume or in any manner become liable in respect of, any obligation, secured or unsecured provided the proceeds of which are used to pay all outstanding obligations to Holder (including principal and interest together with costs and expenses, including, without limitation, reasonable fees, charges and disbursements of counsel) in accordance with the provisions herein.

5.            Intentionally Deleted.

6.            Intentionally Deleted.

7.            Security.

(a)           The indebtedness evidenced by this Note and the obligations created hereby are secured by a first priority lien on the Collateral pursuant to the Loan Agreement  and the Deed of Trust executed in connection herewith.  The Debtor represents and covenants that this grant of security interest is, and shall remain while any indebtedness hereunder is outstanding, senior in right to all other security interests of the Debtor with regard to such assets and is not subordinated to any other security interest of any other party.

8.            Events of Default.  Each of the following shall constitute an "Event of Default" hereunder:

(a)           The Debtor shall fail to pay the principal amount of this Note, accrued interest thereon when due and payable (whether at the Maturity Date, prepayment pursuant to Section 4, upon acceleration or otherwise) and such failure shall continue for a period of ten (10) business days, after delivery of written notice to the Debtor of such failure;

(b)           The Debtor shall fail to pay any other amount under this Note when due and payable (whether at the Maturity Date, prepayment pursuant to Section 4, upon acceleration or otherwise) and such failure shall continue for a period of fifteen (15) business days, after delivery of written notice to the Debtor of such failure;

(c)           There shall have occurred and be continuing without cure for a period of not less than twenty (20) business days after delivery of written notice to the Debtor a material breach by the Debtor of any provision of this Note, the Deed of Trust, or any other agreement of even date herewith between the Debtor and Holder, or the mortgagor with regard to that certain mortgage of even date herewith (collectively, the "Transaction Documents");

(d)           Any representation or warranty made by the Debtor in the Transaction Documents shall have been untrue or misleading in any material respect when made;

(e)           Any material covenant, agreement or obligation of the Debtor in any Transaction Document shall be determined by a court of competent jurisdiction to be unenforceable in any material respect;

(f)           If an Event of Default under the Deed of Trust of even date herewith shall occur and any grace period provided for therein shall have expired;

(g)           The Deed of Trust shall cease at any time after its execution and delivery and for any reason to create a valid and perfected first priority security interest in and to the Collateral subject thereto or the validity or priority of such security interest shall be contested by the Debtor or by any other Person;

(h)           If Debtor shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of their properties, or any such official is placed in control of such properties, or Borrowers admits in writing their inability to pay their debts as they mature, or the Borrowers shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to the Debtor or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or other relief with respect to them or their debts.

Upon the occurrence of any Event of Default, the Holder may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity.  If an Event of Default occurs, the Debtor shall pay to the Holder the reasonable attorneys' fees and disbursements and all other reasonable out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Note or otherwise to enforce the Holder's rights and remedies hereunder.

9.            Waiver of Presentment, Demand and Dishonor.  The Debtor hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Note, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Note and any and all extensions, renewals and modifications hereof.

No failure on the part of the Holder hereof to exercise any right or remedy hereunder with respect to the Debtor, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default.  No failure to accelerate the debt of the Debtor evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Note or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Note, by agreement or otherwise; and the Debtor hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

10.          Intentionally Deleted.

11.          Enforcement Costs.  In the case of any Event of Default under this Note, the Debtor shall pay to Holder such reasonable amounts as shall be sufficient to cover the cost and expense of such Holder due to such Event of Default, including all reasonable attorneys fees and expenses and all reasonable costs of collection and enforcement.

12.          Amendment; Waiver.  Any term of this Note may be amended or waived only upon the written consent of the Debtor and the consent of the Holder.  No such waiver or consent on any one instance shall be construed to be a continuing waiver or a waiver in any other instance unless it expressly so provides.

13.          Transfers.  This Note has not been and is not being registered under the provisions of the 1933 Act or any state securities laws and this Note may not be transferred prior to the end of the holding period applicable to sales under Rule 144 unless in accordance with applicable law and unless (1) the transferee is an “accredited investor” (as defined in Regulation D under the 1933 Act) and (2) the Holder shall have delivered to the Debtor an opinion of counsel, reasonably satisfactory in form, scope and substance to the Debtor, to the effect that this Note may be sold or transferred without registration under the 1933 Act. Prior to any such transfer, such transferee shall have represented in writing to the Debtor that such transferee has requested and received from the Debtor all information relating to the business, properties, operations, condition (financial or other), results of operations or prospects of the Debtor and the Subsidiaries deemed relevant by such transferee; that such transferee has been afforded the opportunity to ask questions of the Debtor concerning the foregoing and has had the opportunity to obtain and review the reports and other information concerning the Debtor which at the time of such transfer have been filed by the Debtor with the SEC pursuant to the 1934 Act.

14.          Governing Law; Consent to Jurisdiction.    The validity, construction and interpretation of this Note will be governed, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflict of laws.  EACH OF THE DEBTORS AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Each of the Debtor and, by its acceptance of this Note, the Holder irrevocably submits to the exclusive jurisdiction of any state or federal court located in the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby.  Each of the Debtor and, by its acceptance of this Note, the Holder irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each of the Debtor and, by its acceptance of this Note, the Holder irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

15.          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (c) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation; or (d) the next business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Debtor or the Holder at the address below or at such address as either party hereto may designate by 10 days' advance written notice to the other party hereto.

Mr. Dejun Zou and Ms. Jianping Qiu
11 Youquan Road, Zhanqian Street,
Jinzhou District, Dalian, China 116100

With a Copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention:  Darren Ofsink

RINO International Corporation
11 Youquan Road, Zhanqian Street,
Jinzhou District, Dalian, China 116100

With a Copy to:
Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Attention:  Darren Ofsink

17.          Assignability. This Note shall be binding upon the Debtor and its successors and assigns, and shall inure to the benefit of and be binding upon the Holder and its successors and permitted assigns.

 [Signature Page to Secured Promissory Note]

Dated:  March 31, 2010

Dejun Zou

Jianping Qiu

EXHIBIT 4.1

DEED OF TRUST